SIXTH AMENDMENT TO
           CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN
                               (AS AMENDED AND RESTATED
                           EFFECTIVE AS OF JANUARY 1, 1989)




               The Connecticut Natural Gas Corporation Union Employee

          Savings Plan is hereby amended as follows:

               1.   The Fifth Amendment to the Plan is deleted.

               2    The following new Section 7.09 is added to the Plan,
          effective March 1, 1996:

                    "7.09  (a)  Effective March 1, 1996, the Company
               Matching Account shall be divided into two separate sub-accounts, entitled the Company Directed Matching Contribution Account and the Participant Directed Matching Contribution Account. Plan Participants (including terminated Participants, Retirees and Beneficiaries with Account balances under the Plan) shall be entitled to direct the investment of the Participant Directed Matching Contribution Account.
               The investment options available with respect to the Participant Directed Matching Contribution Account shall include CNG Common Stock and the same other investments available to Participants with respect to other contributions under the Plan for which investment direction is available. Participants shall have the option of reallocating the investment of the Participant Directed Matching Contribution Account once per quarter, at the same time as the option is exercised with respect to the other existing Accounts under the Plan for which the Participant has the ability to direct investments (i.e., the Pre-Tax Account, the Employee After-Tax Contribution Account, the IRA Account and the Rollover Account). However, the Participant may elect separate investment allocation percentages for the Participant Directed Matching Contribution Account and for such other Accounts. All investment elections shall be in increments of 5%. Subject to the provisions of subparagraph (b)(7) below, unless the Participant elects otherwise, his Participant Directed Matching Contribution Account shall continue to be invested in CNG Common Stock.

                         (b)  Periodically, a portion of a Participant's
               Company Directed Matching Contribution Account, all of which is invested in CNG Common Stock, will be transferred to the





               Participant Directed Matching Contribution Account as CNG Common Stock. The portions of a Participant's Company Directed Matching Contribution Account which are to be transferred shall be determined as follows:

                              (1)  Effective March 1, 1996, the total
                    number of shares of CNG Common Stock in all Company Directed Matching Contribution Accounts plus all Paysop Transfer Accounts shall be determined. One-fourth (1/4) of that amount will be transferred from the Company Directed Matching Contribution Accounts to the Participant Directed Matching Contribution Accounts as CNG Common Stock. Such transfer shall not all occur immediately, however. Forty percent (40%) of the amount to be transferred shall be transferred effective March 1, 1996; thirty percent (30%) effective July 1, 1996; and thirty percent (30%) effective October 1, 1996. These dates are referred to herein as "transfer dates". The amount of shares to be transferred for 1996 shall be fixed on March 1, 1996 and shall not increase for any reason, such as (for example) dividends on shares held in the Company Directed Matching Contribution Account which are used to purchase additional shares of CNG Common Stock. Furthermore, if a Participant receives a distribution from his Company Directed Matching Contribution Account during 1996 and subsequent to March 1, 1996, for example due to termination of employment, it shall reduce the total number of shares to be subsequently transferred in 1996.

                              (2)  When shares are transferred, the
                    methodology for allocating those shares among Participants shall be determined as follows. As of March 1, 1996, the total number of shares in the Company Directed Matching Contribution Accounts allocated to Participants at that time shall be determined; and for each Participant, the number of shares to be transferred to his Participant Directed Matching Contribution Account for the year shall be based upon his pro rata share of the shares of CNG Common Stock held in the Company Directed Matching Contribution Account and allocated to Plan Participants at that time. As indicated above, forty percent (40%) thereof shall be transferred at that time; thirty percent (30%) effective July 1, 1996; and thirty percent (30%) effective October 1, 1996.

                              (3)  Amounts transferred over to the
                    Participant Directed Matching Contribution Account are transferred initially as CNG Common Stock. Those shares shall continue to be so invested unless the

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                    Participant affirmatively elects otherwise (as part of
                    the Participant's once per quarter election change with respect to existing Accounts).

                              (4)  Effective January 1, 1997, the same
                    approach set forth in subparagraphs (1) through (3) shall be taken, with one-third (1/3) of the total number of shares of CNG Common Stock in all Company Directed Matching Contribution Accounts PLUS all Paysop Transfer Accounts at that time to be transferred and allocated in accordance with the general approach provided for in subparagraphs (1) through (3).
                    However, the following differences shall exist:

                                   (A)  January 1, 1997 is substituted for
                         March 1, 1996;

                                   (B)  Subsequent transfer dates shall be
                         April 1, July 1 and October 1, rather than July 1 and October 1; and

                                   (C)  The transfers shall occur in equal
                         amounts of twenty-five percent (25%), rather than in the forty percent (40%), thirty percent (30%), and thirty percent (30%) increments.

                              (5)  Effective January 1, 1998, the same
                    approach set forth in subparagraph (4) shall be taken with one-half (1/2) of the total number of shares of CNG Common Stock in all Company Directed Matching Contribution Accounts PLUS all Paysop Transfer Accounts at that time to be transferred and allocated in accordance with the approach provided for in subparagraph (4), substituting 1998 for 1997. However, the amount to be transferred and allocated shall not exceed the amount of shares of CNG Common Stock held in the Company Directed Matching Contribution Account as of January 1, 1998; and no amounts in the Paysop Transfer Account shall be subject to investment direction until January 1, 1999. Nevertheless, if the Committee determines that shares added to the Company Directed Matching Contribution Account during 1998 for any reason, such as (for example) reinvestment of dividends, would be the only shares remaining in the Company Directed Matching Contribution Account as of December 31, 1998, the Committee may direct that all remaining shares held under the Company Directed Matching Contribution Account on October 1, 1998 be transferred to the Participant Directed Matching Contribution Account effective October 1, 1998.



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                              (6)  Effective January 1, 1999, all remaining
                    Company Directed Matching Contribution Accounts (if any) shall be transferred to the Participant Directed Matching Contribution Accounts.

                              (7)  Amounts transferred to a Participant
                    Directed Matching Contribution Account as CNG Common Stock shall continue to be so invested unless the Participant affirmatively elects otherwise (as part of the Participant's once per quarter election change with respect to existing Accounts).

                         (c) Effective January 1, 1999, the total number of shares of CNG Common Stock in all Paysop Transfer Accounts shall be determined. That amount will be transferred to a new Account, entitled the Participant Directed Paysop Transfer Account, as CNG Common Stock, in equal quarterly installments effective January 1, April 1, July 1 and October 1. The same principles described above shall generally be followed. However, effective October 1, 1999, additional amounts added to the Paysop Transfer Account during 1999 for any reason, such as (for example) dividends on shares which are used to purchase additional shares of CNG Common Stock, shall also be transferred so that all shares will have been transferred by October 1, 1999. Amounts transferred to a Participant Directed Paysop Transfer Account as CNG Common Stock shall continue to be so invested unless the Participant affirmatively elects otherwise (as part of the Participant's once per quarter election change with respect to existing Accounts).

                         (d)  The Committee is authorized to adopt
               administrative rules and procedures to effectuate the intent of the provisions of this Section 7.09, including, without limitation, reasonable estimation of shares to be transferred and allocated, rounding of share amounts, and the like.

                         (e) It is recognized that sales of CNG Common Stock in order to effectuate investment directions shall be done as soon as is reasonably practicable by the Trustee, based upon market conditions and similar considerations.

                         (f) Effective March 1, 1996, future matching contributions made to the Plan will be accounted for under the Participant Directed Matching Contribution Account. However, such future matching contributions shall continue to be invested in CNG Common Stock unless the Participant affirmatively elects otherwise (as part of the Participant's once per quarter election change with respect to future contributions). Unless otherwise prescribed by the Committee, any such affirmative election to direct that

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               future matching contributions be invested other than in CNG
               Common Stock shall apply to all future matching contributions and shall pattern the Participant's election with respect to future contributions to other Accounts under the Plan, e.g., to the Pre-Tax Account.

                         (g)  A Participant who would otherwise be
               prohibited from making an investment election due to having made an earlier investment change in 1996 (prior to March 1, 1996) may nevertheless elect to make an investment direction, with respect to existing amounts to be held under his Participant Directed Matching Contribution Account, provided such election is effective during March, 1996. Similarly, a Participant who made an investment election in 1996 (prior to March 1, 1996) for future contributions may also elect to make an investment election change, with respect to future matching contributions only, provided such election is effective during March, 1996."

               3.   The following three sentences are added to the end of

          paragraphs (a) of Section 10.03:

                    "Effective January 1, 1996, payments out of all
               Accounts under the Plan shall be made in shares of CNG common stock or cash, depending on the manner in which such amounts are invested. A Participant or Beneficiary may elect, however, to have such amounts converted to cash or CNG Common Stock, at market value, prior to such payment. Any such election must be made prior to the date for which distribution is to be made."

               4.   Except as hereinabove modified and amended, the Amended

          and Restated Plan shall remain in full force and effect.

               IN WITNESS WHEREOF, the Company hereby executes this Sixth

          Amendment this 27th day of February, 1996.

          ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION



          Julie A. Beach                By:  R. L. Babcock
          --------------------------        -----------------------------
                                           Its  Vice President






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